LANDAUER, INC.

                2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
                          TELEPHONE (708) 755-7000

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      Notice is hereby given that the annual meeting of stockholders of Landauer, Inc. will be held at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, at 2:00 p.m., local time, on Thursday, February 8, 2007 for the following purposes:

      1. To elect two directors to hold office for a term of three years each.

      2. To vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2007.

      3. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on December 15, 2006 are entitled to notice of and to vote at the meeting.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.




                              Jonathon M. Singer
                              Senior Vice President, Treasurer, Secretary and Chief Financial Officer



January 3, 2007

                               PROXY STATEMENT


                Approximate Date of Mailing:  JANUARY 3, 2007

                INFORMATION CONCERNING THE PROXY SOLICITATION

      The enclosed proxy is solicited by the Board of Directors of Landauer, for use at its annual meeting of stockholders to be held on Thursday, February 8, 2007 at 2:00 p.m., local time, at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, or any adjournments or postponements thereof. You may revoke your proxy at any time prior to it being voted by giving written notice to the Secretary of Landauer, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by Landauer. Solicitations will be made by mail and, in addition, may be made by the officers and employees of Landauer personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the Company's expense, through brokers, custodians and others to the beneficial owners of Common Stock. The mailing address of Landauer's principal executive office is 2 Science Road, Glenwood, Illinois 60425.

      On December 15, 2006, Landauer had outstanding 9,141,516 shares of Common Stock, which is its only class of voting stock, held of record by approximately 600 holders. Only stockholders of record at the close of business on December 15, 2006 will be entitled to receive notice of and to vote at the meeting. With respect to all matters that will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date. A stockholder may, with regard to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to the proposal to approve the selection of PricewaterhouseCoopers LLP as auditors (i) vote FOR such proposal, (ii) vote AGAINST such proposal or (iii) ABSTAIN from voting on such proposal.

      The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors and FOR approval of PricewaterhouseCoopers LLP as auditors. The proxy also gives authority to the proxies to vote the shares in their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to a proposal has the effect of a vote against a proposal.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table provides information as of December 15, 2006 concerning beneficial ownership of Common Stock by each person known by Landauer to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each director nominee, each executive officer named under the caption "Executive Compensation" and all directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws, if applicable.

                                     NUMBER BENE-               PERCENT
NAME OF BENEFICIAL OWNER            FICIALLY OWNED             OF CLASS
------------------------            --------------             --------

T. Rowe Price Associates              865,700 (1)                9.3%
Eaton Vance Management                681,408 (2)                7.3%
NFJ Investment Group L.P.             542,450 (3)                5.8%
Royce & Associates, LLC               565,200 (4)                6.1%
Robert J. Cronin                       13,900 (5)                  *
Dr. E. Gail de Planque                  6,350 (6)                  *
Dr. Gary D. Eppen                      10,681 (6)                  *
Stephen C. Mitchell                     1,225                      *
Richard R. Risk                         9,800 (7)                  *
Thomas M. White                         3,400 (8)                  *
Michael D. Winfield                    11,499 (5)                  *
William E. Saxelby                     55,882 (9)                  *
James M. O'Connell                     28,639(10)                  *
Dr. R. Craig Yoder                     82,680 (9)                  *
Richard E. Bailey                         862                      *
Robert M. Greaney                       2,440                      *
All directors and executive
  officers as a group (14 persons)    247,030(11)                2.7%
__________

      *     Less than one percent.

      (1) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. Includes 556,700 shares owned by the T. Rowe Price Small Cap Value Fund, Inc. T. Rowe Price Associates expressly disclaims that it is the beneficial owner of such securities. This stockholder's address is 100 East Pratt Street, Baltimore, MD 21202.

      (2) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. This stockholder's address is 255 State Street, Boston, MA 02109.

      (3) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. This stockholder's address is 2100 Ross Avenue, Suite 1840, Dallas, TX 75201.

      (4) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2006. This stockholder's address is 1414 Avenue of the Americas, New York, NY 10019.

      (5) Includes 9,500 shares subject to options exercisable within 60 days after December 15, 2006.

      (6) Includes 4,500 shares subject to options exercisable within 60 days after December 15, 2006.

      (7) Includes 6,500 shares subject to options exercisable within 60 days after December 15, 2006.

      (8) Includes 1,500 shares subject to options exercisable within 60 days after December 15, 2006.

      (9) Includes 50,000 shares subject to options exercisable within 60 days after December 15, 2006.

      (10) Includes 15,750 shares subject to options exercisable within 60 days after December 15, 2006.

      (11) Includes 165,750 shares subject to options exercisable within 60 days after December 15, 2006.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Landauer's officers and directors and persons who beneficially own more than ten percent of Landauer's Common Stock ("Reporting Persons") to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulation to furnish Landauer with copies of all Section 16(a) reports they file and Landauer is required to post such reports on its website, http://www.landauerinc.com.

      Based solely on a review of the Form 3, 4 and 5 filings received from, or filed by Landauer on behalf of, Reporting Persons since the beginning of fiscal year 2006, Landauer is not aware of any failure to file on a timely basis any Form 3, 4 or 5 during fiscal year 2006 except for two reports on Form 4 for Richard R. Risk to report the sale of shares on February 28, 2006 and August 24, 2006. These reports have since been filed.


                            ELECTION OF DIRECTORS

      Members of Landauer's Board of Directors are divided into three classes serving staggered three-year terms, with a total of nine directors authorized. The terms of three of the eight current directors expire at the annual meeting. Two of these directors, E. Gail de Planque and Michael D. Winfield, are Landauer's nominees for re-election to a three-year term. Gary D. Eppen will retire from the Board of Directors following the annual meeting on February 8, 2007. Following Dr. Eppen's retirement there will be two vacancies on the Board of Directors, which the Board of Directors may fill at a later date. Our by-laws provide that nominations for directorships by stockholders may be made only pursuant to written notice received at our principal office not less than 50 nor more than 75 days prior to the meeting. No such nominations were received for the meeting. Proxies may not be voted for a greater number of persons than the two named nominees. Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, withholding authority to vote for a director and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF LANDAUER.

      The following table contains certain information as to the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

                   Expira-
                    tion
                   Date of
                   Current   Past Business Experience              Director
Name                Term     and Other Directorships                Since
----               -------   ------------------------              --------
Robert J.
 Cronin (3,5)
 Age - 62           2008     Since 2001, partner, The                1997
                             Open Approach LLC, a provider
                             of consulting services to
                             the printing industry.  From
                             November 2005 to April 2006,
                             Chairman and Chief Executive
                             Officer, York Label, Inc.,
                             a supplier of pressure-
                             sensitive labels and related
                             systems.  Until January 2000,
                             Chairman of the Board and
                             Chief Executive Officer of
                             Wallace Computer Services
                             (since merged with R.R.
                             Donnelley & Sons Company);
                             previously President, Chief
                             Executive Officer and
                             Director; now retired.
                             Mr. Cronin joined Wallace
                             Computer Services in 1967.
                             Wallace Computer Services is
                             a provider of information
                             management products, services
                             and solutions.  Mr. Cronin is
                             also a director of various
                             privately held corporations.

* Dr. E. Gail
 de Planque
 (2,4)
 Age - 61           2007     Since 2000, President, Strategy         2001
                             Matters, Inc., and, since 1998,
                             Director, Energy Strategists
                             Consultancy, Ltd., each
                             providing consulting services
                             to the energy and nuclear
                             industries.  From 1991 to 1995,
                             Dr. de Planque was a Commissioner
                             with the U.S. Nuclear Regulatory
                             Commission.  In 1967, she joined
                             the Health and Safety Laboratory
                             of the U.S. Atomic Energy Commission
                             (now the Environmental Measurements
                             Laboratory) where she served as
                             Director from 1987 to 1991 and as
                             Deputy Director from 1982 to 1987.
                             Dr. de Planque is currently a
                             director of Northeast Utilities,
                             TXU Corp., and BHP Billiton Limited
                             and BHP Billiton Plc; and formerly
                             a director of BNFL Plc and BNG
                             America, Inc.

                   Expira-
                    tion
                   Date of
                   Current   Past Business Experience              Director
Name                Term     and Other Directorships                Since
----               -------   ------------------------              --------
Stephen C.
 Mitchell
 (1,3,4,5)
 Age - 63           2009     Since 2001, President, Knight Group     2005
                             LLC, a privately held firm providing
                             services for the start-up and
                             management of new ventures.  Since
                             1995, Vice Chairman and Director,
                             Knight Facilities Management, Inc.,
                             a company providing outsourcing of
                             facilities management services for
                             industrial and commercial clients
                             worldwide.  Until 2001, President,
                             Chief Operating Officer and Director,
                             Lester B. Knight & Associates, Inc.,
                             a company involved in the planning,
                             design and construction of advanced
                             technology research and development
                             and manufacturing facilities.
                             Mr. Mitchell is also a director
                             of Apogee Enterprises, Inc., a
                             manufacturer of glass products for
                             the automotive, construction and
                             art framing markets.

Richard R.
 Risk (2,3)
 Age - 60           2008     President and Chief Executive           1997
                             Officer of Advocate Health Care
                             until April 2002; now retired.
                             Previously Mr. Risk served as
                             President and CEO of EHS Health Care
                             (merged with Advocate Health Care).
                             Advocate Health Care specializes in
                             health care management.

William E.
 Saxelby (5)
 Age - 50           2008     President and Chief Executive           2005
                             Officer of Landauer, Inc. since
                             September 2005.  Until September
                             2005, Mr. Saxelby provided consult-
                             ing services to certain private
                             equity firms.  From 1999 to 2003,
                             President and Chief Executive
                             Officer, Medical Research
                             Laboratories, Inc., a manufacturer
                             of defibrillators.  From 1996 to
                             1999, Corporate Vice President,
                             Allegiance Healthcare, a spin-off
                             of Baxter International.  From 1978
                             to 1996, Mr. Saxelby held executive
                             positions with Baxter International
                             and its American Hospital Supply
                             subsidiary.

                   Expira-
                    tion
                   Date of
                   Current   Past Business Experience              Director
Name                Term     and Other Directorships                Since
----               -------   ------------------------              --------
Thomas M.
 White (1,2,5)
 Age - 49           2009     Senior Vice President,                  2004
                             Chief Financial Officer and
                             Treasurer of Hub Group, Inc.
                             (NASDAQ: HUBG) since 2002.
                             Prior to joining the Hub Group
                             in 2002, Mr. White was a partner
                             with Arthur Andersen LLP, which
                             he joined in 1979.  Mr. White
                             received a Master's degree in
                             Business Administration from
                             Purdue University in 1985 and
                             a Bachelor of Business
                             Administration degree in
                             Accountancy from Western
                             Michigan University in 1979.
                             Mr. White is a Certified Public
                             Accountant and serves on the
                             Board of Directors of FTD Group, Inc.

* Michael D.
   Winfield
   (1,4)
   Age - 67         2007     Director of UOP LLC until January       1994
                             2003, a subsidiary of Honeywell
                             International, Inc. engaged in
                             the licensing of technologies
                             to the oil refining and petro-
                             chemical industries; now retired.
                             Mr. Winfield was President and
                             Chief Executive Officer of UOP
                             from February 1992 to January 2001,
                             and a Vice President from 1983 to
                             1992.  He is also a director of
                             Metallurg, Inc., a leading supplier
                             of additives to the metals industry,
                             and Timminco Limited, a leading
                             specialty metals provider.

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee, (4) Technology Committee, (5) Executive Committee.

                      BOARD OF DIRECTORS AND COMMITTEES

      During fiscal 2006, the Board of Directors held a total of eight meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such director served.

      The Board of Directors has an Audit Committee, Compensation Committee, Governance and Nominating Committee, Technology Committee and Executive Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information and recommends the appointment of independent public accountants to the Board of Directors. The Company has determined that Thomas M. White and Michael D. Winfield each qualify as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K, and that each is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act. A copy of the Audit Committee's charter is attached to this Proxy Statement as Exhibit A. The Compensation Committee approves all executive compensation and has responsibility for granting equity awards to eligible members of management and administering the Company's equity and incentive compensation plans. The Governance and Nominating Committee establishes corporate governance policy and selects nominees for the Board of Directors. (See "Process for Nominating Directors.") The Technology Committee provides oversight and counsel with respect to the Company's development and use of appropriate technologies in its products and services. The Executive Committee, formed in 2006, provides counsel in the selection of consultants regarding long-term strategy development. The membership of each Committee (other than the Executive Committee) consists solely of non-employee directors who meet the independence standards established by the New York Stock Exchange. During fiscal 2006, the Audit Committee met twelve times (including the meetings required to conduct its quarterly financial reviews), the Compensation Committee met five times, the Governance and Nominating Committee met two times, the Technology Committee met four times and the Executive Committee met one time.

      Except for the Executive Committee, each Committee has adopted a formal written charter, approved by the full Board of Directors, that specifies the scope of the Committee's responsibilities and procedures for carrying out such responsibilities. A copy of each charter is available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Board of Directors has also adopted Governance and Nominating Standards, a Code of Business Ethics applicable to all directors and employees and a Code of Conduct for Senior Financial Executives applicable to the principal executive, financial and accounting officers of the Company. Copies of each of these documents are available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Company intends to post on its website any amendments to, or waivers from, its Code of Business Ethics or Code of Conduct for Senior Financial Executives applicable to such senior officers.

                          INDEPENDENCE OF DIRECTORS

      Under the Company's Governance and Nominating Standards, a significant majority of the Board should be composed of Independent Directors as those terms are defined in the New York Stock Exchange ("NYSE") listing standards. A director is independent under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the
Company.   In addition, the NYSE listing standards provide that a director will not be independent if he or she has any of the following relationships (each, a "disqualifying relationship"):

..     The director is an employee of the Company or has been an employee of the Company at any time within the preceding three years.

..     A member of the director's immediate family is an executive officer of the Company or has been an executive officer of the Company at any time within the preceding three years.

..     The director or an immediate family member of the director received during any 12-month period within the last three years more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

..     The director is a current partner or employee of the Company's internal or external audit firm, or the director was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

..     A member of the director's immediate family (i) is a current partner of a firm that is the Company's internal or external auditor, (ii) is a current employee of such a firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice or
      (iii) was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

..     The director is, or within the preceding three years has been, employed by another company where any of the Company's present executives at the same time serves or served on that company's compensation committee.

..     A member of the director's immediate family is, or within the preceding three years has been, employed as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee.

..     The director is an executive officer or employee of a company that has made payments to, or received payments from, the Company in an amount that, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company's consolidated gross revenues.

..     A member of the director's immediate family is an executive officer of a company that has made payments to, or received payments from, the Company in an amount which, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company's consolidated gross revenues.

      The Board has affirmatively determined that no non-employee director has a material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has also concluded that no non-employee director has any of the disqualifying relationships identified above. Consequently, the Board has determined that all non-employee directors are independent within the meaning of the NYSE listing standards and that the Board consists of a significant majority of independent directors. The Company's independent directors are Robert J. Cronin, E. Gail de Planque, Gary D. Eppen,
Stephen C. Mitchell, Richard R. Risk, Thomas M. White and Michael D. Winfield. The Company's independent directors meet in regularly scheduled executive sessions and at other times, as they deem appropriate. Robert J. Cronin, Chairman of the Board of Directors, presides at these sessions.

                      PROCESS FOR NOMINATING DIRECTORS

      Landauer's Governance and Nominating Committee establishes and oversees adherence to the Board's corporate governance policies and guidelines, and establishes policies and procedures for the recruitment and retention of Board members. The Governance and Nominating Committee is comprised of three members, each of whom meets the independence requirements established by the New York Stock Exchange in respect of Governance and Nominating Committees.

      The Governance and Nominating Committee will consider nominees for the Board of Directors who have been properly and timely recommended by stockholders. Any recommendation submitted by a stockholder must include the same information concerning the candidate and the stockholder as would be required under Section 1.4 of the Company's by-laws if the stockholder were nominating that candidate directly. Those information requirements are summarized in this Proxy Statement under the caption "Stockholder Proposals." The Governance and Nominating Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates. The Governance and Nominating Committee has not established any specific, minimum qualification standards for nominees to the Board. From time to time, the Governance and Nominating Committee may identify certain skills or attributes (e.g. healthcare industry experience, technology experience, financial experience) as being particularly desirable for specific director nominees.

      To date, the Governance and Nominating Committee has identified and evaluated nominees for directors based on several factors, including referrals from management, existing directors, advisors and representatives of the Company or other third parties, business and board of director experience, professional reputation and personal interviews. Each of the current nominees for director listed under the caption "Election of Directors" is an existing director standing for re-election. Landauer has not paid any fee to a third party to identify or evaluate, or assist in identifying or evaluating, potential nominees, except for fees paid to a recruiting firm for search services related to the employment of Mr. Saxelby as President, Chief Executive Officer and Director. In connection with the 2007 annual meeting, the Governance and Nominating Committee did not receive any recommendation for a nominee from any stockholder or group of stockholders owning more than 5% of the Company's Common Stock.


                 COMMUNICATIONS WITH THE BOARD OF DIRECTORS
                BY STOCKHOLDERS AND OTHER INTERESTED PARTIES

      The Company's Annual Meeting of Stockholders provides an opportunity each year for stockholders and other interested parties to ask questions of or otherwise communicate directly with members of the Company's Board of Directors on matters relevant to the Company. Each of the Company's directors is requested to attend the Annual Meeting in person. All of the Company's directors attended the Company's 2006 Annual Meeting of Shareholders. In addition, stockholders and other interested parties may, at any time, communicate in writing with the full Board of Directors, any individual director or any group of directors, by sending such written communication to the full Board of Directors, individual director or group of directors at the following address: Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425; Attention: Corporate Secretary (fax 708-755-
7011). Copies of written communications received at such address will be provided to the addressee unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of such communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to improper or irrelevant topics.

                           EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the compensation for services to Landauer for the last three fiscal years of the President and Chief Executive Officer and the four other executive officers whose salary and bonus exceeded $100,000 in the last fiscal year (the "Named Executive Officers".)

                         SUMMARY COMPENSATION TABLE
                         --------------------------

                                                Long-Term
                               Annual          Compensation
                            Compensation          Awards
                          ----------------  ------------------
                                                        Secur-
                                                        ities
                                                        Under-   All Other
Name and                                    Restricted  lying     Compen-
Principal        Fiscal   Salary   Bonus      Stock    Options    sation
Position          Year     ($)      ($)       ($)(1)     (#)       ($)
--------------   ------  -------- --------  ---------- -------  -----------

William E.         2006  $350,000 $223,125    $180,554      --  $ 14,590(2)
 Saxelby           2005        --       --     170,380  50,000       --
 President &
 Chief Executive
 Officer

James M.           2006  $202,900 $103,479    $ 57,532      --  $490,790(3)
 O'Connell         2005   201,900   75,200          --  14,000     1,990
 Vice President,   2004   197,925   75,600          --  14,000     2,100
 Treasurer,
 Secretary &
 Chief Financial
 Officer

R. Craig Yoder     2006  $218,500 $110,691    $115,721      --  $  1,990(4)
 Senior Vice       2005   217,400   80,900          --  16,000     1,990
 President -       2004   213,150   81,400          --  16,000     2,110
 Marketing &
 Technology

Robert M.          2006  $162,104 $ 52,900    $ 43,755      --  $234,722(5)
 Greaney           2005   159,425   59,300          --  12,000     1,820
 Vice President -  2004   156,325   59,700          --  12,000     1,901
 Operations

Richard E.         2006  $ 64,000 $ 50,800    $ 47,188      --  $  1,419(6)
 Bailey
 Senior Vice
 President -
 Operations

(1) Restricted stock grants for fiscal 2006 that vested at year-end based on performance metrics include Mr. Saxelby, 3,833 shares ($180,554); Mr. O'Connell, 1,232 shares ($57,532); Dr. Yoder, 1,540 shares ($71,916); Mr. Greaney, 951 shares ($43,755); and Mr. Bailey, 513 shares ($23,940). Restricted stock grants that vest three years from the date of grant include Dr. Yoder, 1,000 shares ($43,805) and Mr. Bailey, 500 shares ($23,248). The fiscal 2005 restricted stock grant to Mr. Saxelby amounted to 3,500 shares ($170,380) and vests ratably over three years. At the end of fiscal 2006, Mr. Saxelby held 2,333 shares of restricted stock with a value of $118,400, Dr. Yoder held 1,000 shares of restricted stock with a value of $50,750 and Mr. Bailey held 500 shares of restricted stock with a value of $25,375. Dividends are paid on shares of restricted stock.

(2) Represents compensation in lieu of dividends in the amount of $12,600 related to performance share awards, the grant of which was deferred pursuant to an amendment to Mr. Saxelby's employment agreement; the Company's contribution to its 401(K) plan of $1,150; and the value of insurance premiums paid by the Company for term life insurance of $840 for fiscal 2006.

(3) Mr. O'Connell will retire on January 31, 2007. Represents accruals of payments and obligations pursuant to the terms of his amended employment agreement in the amount of $488,800; the Company's contribution to its 401(K) plan of $1,150; and the value of insurance premiums paid by the Company for term life insurance of $840 for fiscal 2006.

(4) Represents the Company's contribution to its 401(K) plan of $1,150 and the value of insurance premiums paid by the Company for term life insurance of $840 for fiscal 2006.

(5) Mr. Greaney resigned on September 1, 2006. Represents payments and obligations pursuant to the terms of his amended employment agreement in the amount of $232,900; the Company's contribution to its 401(K) plan of $1,150; and the value of insurance premiums paid by the Company for term life insurance of $672 for fiscal 2006.

(6) Represents the Company's contribution to its 401(K) plan of $1,150 and the value of insurance premiums paid by the Company for term life insurance of $269 for fiscal 2006.


OPTIONS GRANTED IN LAST FISCAL YEAR

      There were no stock options granted during the last fiscal year to Landauer's Named Executive Officers.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      Information regarding the exercise of stock options during the last fiscal year and the holdings of unexercised stock options at September 30, 2006 by Landauer's Named Executive Officers is shown below.

                                        Number of
                                         Shares              Value of
                                       Underlying           Unexercised
                                      Unexercised          In-the-Money
                                     Options Held at       Options at
               Shares                 September 30,        September 30,
              Acquired                  2006 (#)           2006 ($) (1)
                on        Value     ----------------   -------------------
              Exercise   Realized  Exer-     Unexer-   Exer-      Unexer-
Name            (#)        ($)     cisable   cisable   cisable    cisable
----          --------   --------  -------   -------   --------   --------
William E.
 Saxelby            --   $     --   50,000        --   $103,500   $     --

James M.
 O'Connell          --         --   33,250     1,750    296,433     28,438

R. Craig Yoder      --         --   58,000     2,000    825,020     32,500

Robert M.
 Greaney         2,943    135,392   30,000        --    278,460         --

Richard E.
 Bailey             --         --       --        --         --         --

  (1) Aggregate market value on September 30, 2006 less aggregate exercise price.

EXECUTIVE EMPLOYMENT AGREEMENTS AND RETIREMENT PLANS

      EMPLOYMENT AND COMPENSATION AGREEMENTS. Landauer has entered into employment agreements with certain of the Named Executive Officers for employment in their respective capacities indefinitely. Generally, the agreements provide that, in the event of termination of employment under certain circumstances by Landauer other than for cause, death, disability or voluntary termination, or by the executive for good reason, as defined, the executive will become entitled to continuation (a lump sum payment in the case of Mr. Saxelby and Mr. O'Connell) of base salary and average bonuses determined in accordance with the agreement for a period ranging from nine to twenty-four months and certain other benefits. The amounts otherwise payable to the executive may be offset by any compensation earned by the executive from employment with a new employer during such severance period but will not be reduced below an amount equal to six month's base salary and average bonuses, except in the case of Mr. Saxelby where there is no provision for offset. The benefits payable to Messrs. Saxelby, O'Connell and Dr. Yoder under these agreements, if their employment had been terminated as of September 30, 2006, would have had an estimated value of approximately $1,146,000, $431,300 and $620,000, respectively.

      The terms of Mr. Saxelby's employment agreement were amended to provide for (i) an annual grant of 3,500 performance shares rather than a three-year grant in the amount of 10,500 shares as contemplated in the agreement and (ii) a payment in the amount of $12,600 in lieu of fiscal 2006 dividend income related to shares not issued.

      The terms of Dr. Yoder's employment agreement were amended to provide for (i) the award of 1,000 restricted shares of Common Stock, (ii) extension of the severance period for certain terminations from eighteen to twenty-four months, and (iii) extension of Dr. Yoder's noncompetition period from eighteen to twenty-four months.

      The terms of Mr. Greaney's employment agreement were amended at the time of his resignation. This amendment provided for (i) a lump sum payment for future salary and incentive compensation in the amount of $217,900 and (ii) certain expense reimbursements in the amount of $15,000.

      The terms of Mr. O'Connell's employment agreement were amended at the time his retirement date was determined. This amendment provided for (i) a lump sum payment for future salary and incentive compensation in the amount of $431,300, (ii) enhancement in the amount of pension that Mr. O'Connell is entitled to receive at age 65 such that he will be credited with 20 years of service, (iii) retiree medical and life insurance in the amount of $35,000 and (iv) certain expense reimbursements in the amount of $22,500.

      EXECUTIVE SPECIAL SEVERANCE PLAN. On May 22, 2002, Landauer adopted the Landauer, Inc. Executive Special Severance Plan (the "Severance Plan") in which certain of Landauer's executives, including Mr. Saxelby, Mr. Bailey and Dr. Yoder, participate. Under the Severance Plan, if (i) the executive's employment is terminated involuntarily without cause or is terminated by the executive for good reason (as defined in the plan) within two years following a change in control, or (ii) the executive elects to terminate employment for any reason during the 30-day period immediately following the one-year anniversary of a change in control, the executive will receive a lump sum payment equal to three times (in the case of Mr. Saxelby) or two times (in the case of Mr. Bailey and Dr. Yoder) the sum of:
(i) the highest annual rate of the executive's base salary during the 12-month period immediately prior to his termination and (ii) the greater of the executive's target annual bonus and the average annual bonus received during the three fiscal years prior to termination. In addition, the terminated executive will become fully vested in his accrued benefit under the supplemental key executive retirement plan (described below) and will receive a lump sum payment equal to the actuarial equivalent of his accrued benefit under that plan. The terminated executive also will receive continued medical, dental and life insurance coverage for up to three years

(in the case of Mr. Saxelby) or up to two years (in the case of Mr. Bailey and Dr. Yoder), as well as outplacement services. The Severance Plan conditions receipt of the foregoing severance payments and benefits upon the executive entering into a noncompetition/nonsolicitation agreement and executing a general release of claims against Landauer and its affiliates.

      Additionally, the Severance Plan provides that, immediately upon a change in control, all of the executive's outstanding stock options and other equity awards become exercisable, or vested, in full, and any outstanding stock options will remain exercisable until the earlier of the first anniversary of the executive's termination of employment and the original expiration date of the option.

      The Severance Plan also provides that if any payment made under the Severance Plan or otherwise to a covered executive would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Landauer will make an additional payment to the executive such that the executive receives a net amount equal to the amount he would have received if Section 4999 did not apply; provided, however, if the net-after tax benefit to the executive would not exceed by at least 10% the net after-tax proceeds without such additional payment and with a reduction of the benefits to an amount such that no excise tax is payable, Landauer will not make the additional payment and the executive's benefits will be reduced to such amount.

      For purposes of the Severance Plan, a "change in control" generally means (i) certain acquisitions of 30% or more of the then outstanding shares of Common Stock, (ii) a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of the Board of Directors, (iii) the consummation of a reorganization, merger or consolidation, or sale or disposition of all or substantially all of the assets of Landauer (unless, among other conditions, Landauer's stockholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a liquidation or dissolution of Landauer.

      RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN. Messrs. Saxelby, O'Connell, and Dr. Yoder participate in Landauer's retirement plan, a defined benefit plan under which benefits are based upon the average of the annual rates of compensation in effect as of October 1 of each year for the period of five consecutive years which produces the highest such average and also based on years of service as set forth below. U.S. tax law places limitations on the annual compensation eligible for benefit consideration and on the aggregate annual amount payable to an individual under qualified retirement plans.

      Messrs. Saxelby, O'Connell, and Dr. Yoder also participate in Landauer's supplemental key executive retirement plan, under which a participant is entitled to such payments during his life after retirement at age 65 as may be necessary, when added to his benefits under other company-funded retirement or profit sharing plans, to provide a minimum annual benefit equal to 50% of his highest five-year average compensation (including incentive compensation) or final year compensation (including five-year average incentive compensation), whichever is greater. Such payments continue to a participant's spouse after the participant's death, but at a percentage of 25%. Benefits are reduced by 2% (1% for surviving spouses) for each year of service less than 25 years. Pursuant to the terms of his employment agreement, Mr. Saxelby's benefit accrues at a rate such that after the first five years of employment (or in the event of his earlier termination by Landauer without cause or following a change in control) he will be credited with 20 years of service, subject to certain limitations.

      The following pension plan table sets forth information concerning the combined annual benefits payable pursuant to the retirement plan on a straight-life annuity basis and the supplemental retirement plan on a 50% joint-and-survivor basis upon retirement at age 65 for specified compensation levels (assuming continuation of 2006 fiscal year compensation, as defined) and years of service classifications. Benefits under the retirement plan are computed solely on the base salary of participants. Benefits under the supplemental key executive retirement plan are inclusive of incentive compensation. Benefits under the retirement plan that are reduced on account of Social Security entitlement on the basis of the Internal Revenue Service permitted disparity rules may be reinstated under the supplemental retirement plan.

Earnings
on Which
Combined                      Estimated Combined Annual Pension Based on
Retirement                          Years of Service Indicated
Benefits                --------------------------------------------------
are Based              20 years   25 years   30 years   35 years  40 years
----------             --------   --------   --------   --------  --------

$200,000               $ 80,000   $100,000   $100,000   $109,500  $127,000
 250,000                100,000    125,000    125,000    125,000   134,000
 300,000                120,000    150,000    150,000    150,000   150,000
 350,000                140,000    175,000    175,000    175,000   175,000
 400,000                160,000    200,000    200,000    200,000   200,000
 450,000                180,000    225,000    225,000    225,000   225,000
 500,000                200,000    250,000    250,000    250,000   250,000
 550,000                220,000    275,000    275,000    275,000   275,000
 600,000                240,000    300,000    300,000    300,000   300,000

      Credited years of service at September 30, 2006 were 1 for Mr. Saxelby, 16 for Mr. O'Connell and 23 for Dr. Yoder. Credited years of service at age 65 would be 20 for Mr. Saxelby, 20 for Mr. O'Connell and 35 for Dr. Yoder.


COMPENSATION OF DIRECTORS

      During fiscal 2006, each non-employee director was paid an annual retainer in the amount of $30,000. Additionally, each Board and Committee chair was paid an annual retainer in the amount of $4,000, and each non-employee member was paid a fee in the amount of $1,000 per Board or Committee meeting attended. Additionally, Mr. Cronin was paid $12,000 in fiscal 2006 for twelve meetings with advisors and candidates related to the succession process. Such fees are paid quarterly. Landauer maintains a long-term incentive plan, established in 2005 and approved by shareholders, under which non-employee directors receive annual grants of restricted stock or restricted stock units. In February 2006, non-employee directors were each awarded grants of 700 restricted shares of Common Stock that vest in full on the third anniversary of the award or the date of the third succeeding annual meeting of stockholders, whichever is earlier. Non-employee directors who are appointed to the Board at other than the annual meeting date are granted a prorated award. The Company established a stock option plan for its non-employee directors in 1997 that provided for the automatic grant of options on the date when a person begins to serve as a non-employee director to purchase 1,500 shares of Common Stock at the fair market value on the date of grant, which options vest ratably over three years. Additionally, the plan provided for the automatic grant of options to each non-employee director on the date of each annual meeting to purchase 1,500 shares of Common Stock at the fair market value on the date of grant, which options vest ratably over three years. Awards under the 1997 plan terminated upon the approval of the long-term incentive plan by shareholders at the February 2005 annual meeting.

      Landauer formerly maintained a directors' retirement plan that provides certain retirement benefits for non-employee directors. This plan was terminated in January 1997. Benefits accrued under the retirement plan are frozen and will be payable to directors at age 70 after their retirement. As of September 30, 2006, the aggregate liability for these benefits amounted to $234,000, which has been accrued in the financial statements.

                    EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 30, 2006 regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans. All equity compensation plans have been approved by the Company's stockholders.

                           (a)                (b)                 (c)
                     ---------------   ----------------    ----------------
                                                               Number of
                                                              securities
                        Number of                              remaining
                       securities                            available for
                          to be            Weighted-        future issuance
                       issued upon     average exercise      under equity
                       exercise of         price of          compensation
                       outstanding        outstanding      plans (excluding
                        options,           options,           securities
                        warrants         warrants and        reflected in
Plan category          and rights           rights            column (a))
-------------          -----------     ----------------    ----------------
Equity compensation
 plans approved
 by security holders    467,937            $  41.29             418,692
Equity compensation
 plans not approved
 by security holders         --                  --                  --
                        -------            --------             -------
Total                   467,937            $  41.29             418,692


                        COMPENSATION COMMITTEE REPORT

      Landauer's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent outside directors who are not employees of Landauer. The Committee regularly reviews and approves a majority of Landauer's compensation and fringe benefit programs and also reviews and determines the base salary and incentive compensation of the Named Executive Officers, as well as restricted share and stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors. The Committee administers Landauer's 2005 Long-Term Incentive Plan (the "2005 LTI Plan"), its Amended and Restated 1996 Equity Plan (the "Equity Plan") and its 2000 Incentive Compensation Plan for Executive Officers (the "Executive Officer Plan".) The Equity Plan was terminated as of the date of adoption of the 2005 LTI Plan. The Committee, the Board of Directors and stockholders approved each of these plans.

      Landauer believes that equity awards, such as stock options, restricted stock, restricted stock units, performance shares and performance share units are an important incentive to motivate executive officers and other key employees for improved long-term performance of Landauer. Landauer considers stock ownership, options currently held and equity awards previously granted when granting additional equity awards.

      Landauer believes that the combination of salary, incentive compensation and equity awards is the best tool for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined as a result of individual performance, level of responsibility and experience. Landauer reviews these salaries annually and periodically measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of peer companies. The peer companies are generally of about the same size as Landauer in terms of market capitalization and profitability and are in technical or service, rather than consumer or distribution, fields. Landauer believes that its competitors for executive talent are not necessarily companies that engage in the same business as Landauer and, therefore, the companies used for comparative compensation purposes generally differ from the companies included in the testing laboratory peer group shown under the heading "Performance Graph."

      The Executive Officer Plan covers executive officers who are elected by the Board of Directors to such offices and establishes an incentive pool that is related to aggregate executive officer base salary and performance of Landauer relative to (i) budgeted operating income and (ii) achievement of budgeted revenues. The target incentive compensation award, as a percentage of individual executive officer base salary, is 50% for the Chief Executive Officer and 40% for Vice Presidents. The actual size of the incentive compensation pool available for award varies based upon actual financial performance factors related to the achievement of operating income and revenue growth.

      The amount of tentative incentive award for any executive officer is determined by multiplying the executive's base salary by the actual incentive award percentage. The actual incentive award percentage is the target award percentage (50% or 40%) multiplied by the percentage of target award determined by the operating income and revenue achievement components. Two-thirds of the tentative incentive award is payable to the executive officer based solely on these financial performance measures. With respect to the balance remaining in the pool for the fiscal year, the Compensation Committee will have the discretion to award any executive officer an amount ranging from zero to one-third of the award such executive officer would otherwise receive based upon achievement of management objectives.

      The aggregate amount of incentive compensation awards for any fiscal year under the Executive Officer Plan and other incentive compensation plans is limited to 6% of Landauer's operating income for such fiscal year.

Recognizing that extraordinary positive or negative non-operating events can and do occur, the Committee may elect to make adjustments to the incentive compensation calculations to reflect the impact of those events.

      The recommended base salary and incentive compensation award for the Chief Executive Officer is determined each year by the Committee based upon the overall financial performance of the Company and the performance of the Chief Executive Officer relative to corporate objectives and other factors under the terms of the Executive Officer Plan. Mr. Saxelby's base salary for fiscal 2006 was $350,000. In accordance with the terms of the Executive Officer Plan the ratio of actual-to-budget operating income was 127.5%. As a result of the level of achievement of the Company's financial targets in terms of operating income and revenues, and Mr. Saxelby's achievement or overachievement of substantially all of the personal objectives established for him by the Board of Directors for fiscal 2006, the Committee approved an incentive compensation award in the amount of $223,125. During February 2006, Mr. Saxelby was granted an award of 3,500 restricted shares of Common Stock that may vest in a greater or lesser amount based upon achievement of performance metrics for fiscal 2006. In accordance with the terms of the award agreement, an additional 333 shares vested with respect to that award based on actual net income for fiscal 2006 compared with planned net income.

MEMBERS OF THE COMPENSATION COMMITTEE:

      Richard R. Risk, Chairman
      E. Gail de Planque
      Thomas M. White

PERFORMANCE GRAPH

      The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in Landauer's Common Stock, in the New York Stock Exchange ("NYSE") Market Index and in an industry index represented by a group of testing laboratories during the period from September 30, 2001 through September 30, 2006. (On January 15, 2002, the listing of Landauer's Common Stock was changed to the New York Stock Exchange from the American Stock Exchange.) The comparisons in the following table are historical and are not intended to forecast or be indicative of possible future performance of Landauer's Common Stock.

                    Value of Investment at September 30,
                    ------------------------------------

                            2001     2002     2003    2004     2005    2006
                            ----     ----     ----    ----     ----    ----

Landauer, Inc.              $100     $102     $113    $155     $168    $181
NYSE Market Index            100       83      102     119      137     154
Testing Laboratories         100      125      153     148      156     120

                           AUDIT COMMITTEE REPORT

      Landauer's Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended September 30, 2006. Additionally, the Committee has reviewed and discussed with management and the independent auditors the Company's unaudited interim financial statements as of and for the end of each of the first three fiscal quarters for the year ended September 30, 2006. These discussions occur prior to the issuance of news releases reporting such quarterly results and prior to the filing of the quarterly reports on Form 10-Q with the Securities and Exchange Commission.

      The Committee discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard
No. 1, "Independence Discussions with Audit Committees", as amended, of the Independence Standards Board, and discussed with the auditors the auditors' independence. In addition, the Committee considered whether the provision by the independent auditors of non-audit services is compatible with maintaining the independent auditors' independence from management and the Company.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

MEMBERS OF THE AUDIT COMMITTEE:

      Thomas M. White, Chairman
      Michael D. Winfield
      Stephen C. Mitchell



                     FEES BILLED BY INDEPENDENT AUDITORS

      AUDIT FEES. PricewaterhouseCoopers LLP billed fees to the Company of approximately $510,356 with respect to fiscal 2006 and approximately $643,764 with respect to fiscal 2005 for professional services rendered for the audit of the Company's annual financial statements and reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during those fiscal years.

      AUDIT-RELATED FEES. PricewaterhouseCoopers LLP billed no fees to the Company with respect to fiscal 2006 or 2005 that were reasonably related to the performance of the audit or review of the Company's financial statements and not included in "Audit Fees" above.

      TAX FEES. PricewaterhouseCoopers LLP billed no fees to the Company with respect to fiscal 2006 and approximately $60,000 with respect to fiscal 2005 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the Company and certain of its subsidiaries. These services included preparation of income tax returns, determination of estimated tax payments, and advice related to sales and use tax and other tax matters.

      ALL OTHER FEES. No other fees were billed to the Company by PricewaterhouseCoopers LLP for fiscal 2006 or fiscal 2005.

      As provided in the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided after May 6, 2003 by the Company's principal accountants must be pre-approved by the Audit Committee. Accordingly, policies and procedures were established whereby the Committee approves performance of all audit and non-audit services in advance. Based in part on consideration of the non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2006 and 2005, the Committee determined that such non-audit services were compatible with maintaining the independence of PricewaterhouseCoopers LLP. Since May 6, 2003, the Committee approved 100% of the services described above. The Company believes that none of the time expended on PricewaterhouseCoopers LLP's engagement to audit the Company's financial statements for fiscal 2006 and fiscal 2005 was attributable to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees.



                       RATIFICATION OF APPOINTMENT OF
                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The stockholders will be asked at the annual meeting to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2007. PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois, has served as auditors for Landauer since fiscal 2002, and it will be recommended to the stockholders that they ratify such appointment again. The Audit Committee, comprised of Thomas M. White, Michael D. Winfield and Stephen C. Mitchell, has approved this appointment.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      If a quorum is present, in order to ratify the appointment of PricewaterhouseCoopers LLP as Landauer's independent registered public accounting firm for the fiscal year ending September 30, 2007, a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

      THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF LANDAUER FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

                            STOCKHOLDER PROPOSALS

      Proposals to be presented by security holders at the annual meeting of stockholders scheduled for February 7, 2008, must be received by Landauer in order to be considered for inclusion in Landauer's proxy statement and form of proxy relating to that meeting not later than September 11, 2007. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission. In addition, under Landauer's by-laws, nominations for directorships and stockholder proposals to be acted on at the 2008 annual meeting may be made only pursuant to written notice received at Landauer's principal office on or after November 24, 2007 and on or before December 18, 2007.

      Landauer's by-laws provide that notice of a stockholder nomination for director must set forth, as to each person whom the stockholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934. Such notice must also set forth, as to the stockholder making the nomination, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by such stockholder. If the chairman of the stockholder meeting determines that a stockholder nomination was not made in accordance with the procedure set forth in the bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Nominations for director and stockholder proposals should be directed to Jonathon M. Singer, Secretary, Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586.


                                MISCELLANEOUS

      Landauer's 2006 Annual Report to Stockholders (which includes a copy of Landauer's Annual Report on Form 10-K for the fiscal year ended September 30, 2006) accompanies this proxy statement.

      The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      In the event that a quorum is not present when the meeting is convened, it is intended that the proxies will be voted in favor of adjourning the meeting from time to time until a quorum is obtained.




                                    Jonathon M. Singer
                                    Senior Vice President,
                                    Treasurer, Secretary
                                    and Chief Financial Officer



January 3, 2007







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EXHIBIT A

                               LANDAUER, INC.
                       CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS

PURPOSE

The primary purpose of the Audit Committee is to assist the Board of Directors (the "Board") of Landauer, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to the integrity of the Company's financial statements, related disclosures and other financial information. In this regard, the Audit Committee is to:

      1. Serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems.

      2. Serve, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing function ("Internal Audit") are accountable.

      3. Have the ultimate authority and responsibility for the appointment, compensation, retention, oversight and evaluation of the independence of the Independent Auditor.

      4. Assist the Board in oversight of the Company's compliance with legal and regulatory requirements.

      5. Review the audit efforts and performance of the Independent Auditor and Internal Audit.

      6. Prepare the Audit Committee report to shareholders to be included in the Company's annual proxy statement in the form prescribed by Securities and Exchange Commission rules and regulations.

      7. Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board.


COMPOSITION, EXPERTISE AND SCHEDULE

      1. Members of the Audit Committee and its Chair shall meet the independence, financial literacy and experience requirements as may be determined from time to time by the New York Stock Exchange and other market(s), if any, on which the securities of the Company or any of its subsidiaries are traded. The Board will make determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee.

      2. The Board of Directors shall appoint members to the Audit Committee. The Board shall appoint members to the Committee whose knowledge and experience provide the skills necessary to deal with matters coming before the Committee. The Board may appoint or remove members of the Committee where such appointment or removal will, in the judgment of the Board, improve the operation of the Committee or fill vacancies on the Committee. The Audit Committee shall be composed of at least three members and shall meet as required by the duties enumerated in this Charter, but no fewer than four times per year.

      3. At least one member of the Audit Committee shall qualify as an Audit Committee financial expert as defined by the Securities and Exchange Commission and determined by the Board.


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


DUTIES AND RESPONSIBILITIES

The Audit Committee is responsible for:

      1. Reviewing reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

      2. Reviewing and discussing with management and the Independent Auditor the annual audited and quarterly financial statements including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." During such annual and quarterly reviews, or at such other times as the Audit Committee deems appropriate, discuss earnings press releases and other written and verbal financial communications with the investment community or rating agencies including earnings guidance information.

      3. Reviewing the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

      4. Having the sole authority to (i) retain and terminate the Independent Auditor to audit the books, records and accounts of the Company; (ii) approve the engagement terms, fees and other compensation of the Independent Auditor; (iii) approve any significant non-audit engagements with the Independent Auditor; and (iv) nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement.

      5. Reviewing and discussing with the Independent Auditor, at least annually, all significant relationships which the firm and its affiliates have with the Company and its affiliates in order to determine the auditor's independence, including: (i) requesting, receiving and reviewing, at least annually, a formal written statement of the Independent Auditor delineating all relationships between the Independent Auditor and the Company and (ii) discussing with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor.

      6. Obtaining and reviewing a report by the Independent Auditor, at least annually, that (i) describes the firm's internal quality control procedures; (ii) discusses any material issues raised in the firm's most recent internal quality-control or peer review; and (iii) describes any inquiry or investigation by governmental or professional authorities that during the preceding five years involved one or more independent audits carried out by the firm, and the steps taken by the firm, if any, to deal with the relevant issues.

      7. Meeting separately, at least quarterly, with management, with the Independent Auditors and with those responsible for Internal Audit. Such discussions should focus on (i) financial reporting processes and audit controls, both internal and external, based on consultation with the Independent Auditor and Internal Audit; (ii) the Independent Auditor's judgment about the quality and appropriateness of accounting principles as applied in financial reporting; (iii) significant changes to auditing and accounting principles and practices (including alternative applications thereof) as may be suggested by the Independent Auditor, management or Internal Audit; (iv) reports to the Audit Committee by each of management, the Independent Auditor and Internal Audit regarding any significant judgments made in management's preparation of financial statements and the view of each as to the appropriateness of such judgments;
            (v) a review with each of management, the Independent Auditor



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


            and Internal Audit any significant difficulties encountered during the course of each audit; (vi) a review of any significant disagreement between management and the Independent Auditor or Internal Audit in connection with the preparation of the financial statements; and (vii) a review with the Independent Auditor, Internal Audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

      8. Discussing with management the Company's significant risk exposures (including financial risk), its policies regarding the assessment and management of risk and the steps management has taken to control such exposures.

      9. Establishing hiring policies for employees or former employees of the Independent Auditors to ensure independence.

      10. Reviewing and evaluating the lead partner of the independent accountants' team. Evaluate the qualification, performance and independence of the independent accountants including considering whether the accountants' quality controls are adequate and the provision of permitted non-audit services are compatible with maintaining the accountants' independence taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent accountants to the Board. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit team responsible for reviewing the audit as required by law.

      11. Keeping a written record of the acts and proceedings of the Audit Committee and report thereon to the Board periodically or whenever requested to do so.

      12. Reviewing, with the Company's independent legal counsel, accounting or other advisors any legal, tax compliance or other matters that could have a significant impact on the organization's financial statements. In this regard, the Audit Committee shall have the sole authority to retain such advisors to fulfill its duties.

      13. The Company shall provide for appropriate funds as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing their report and to any advisors employed by the Committee.

      14. Reviewing and assessing the Company's processes for administering its code of ethical conduct.

      15. Reviewing procedures for the receipt, retention and treatment of complaints received by the Company regarding internal accounting control or auditing matters, and the confidential, anonymous submission by employees of communications regarding questionable accounting or auditing matters. Discuss with management and the independent accountants correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

      16. Conducting an evaluation of its performance annually and provide a report of the conclusions of the evaluation to the Board.







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